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                                                                    EXHIBIT 99.1

                                    AGREEMENT

     The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.

Date: October 11, 1999                 GOFF MOORE STRATEGIC PARTNERS, L.P.

                                       By: GMSP Operating Partners, L.P., its
                                           general partner

                                           By: GMSP, L.L.C., its general partner


                                               By: /s/ John C. Goff
                                                   -----------------------------
                                                   John C. Goff
                                                   Managing Principal



Date: October 11, 1999                 /s/ John C. Goff
                                       -----------------------------------------
                                       John C. Goff